UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

Cue Biopharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38327	47-3324577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Guest Street Boston, Massachusetts	02135 (Zip Code)
(Address of principal executive offices)

(617) 949-2680

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2025, Cue Biopharma, Inc. (the “Company”) and Matteo Levisetti, Chief Medical Officer, agreed that Dr. Levisetti’s employment with the Company will terminate effective November 28, 2025 (the “Separation Date”).

In connection with his departure, Dr. Levisetti is entitled, subject to his execution and nonrevocation of a separation and release of claims agreement, to severance benefits substantially consistent with those previously disclosed severance benefits set forth in Dr. Levisetti’s employment agreement payable in connection with a termination without cause, including (i) a lump sum cash severance payment in an amount equal to $556,837.60, less all applicable taxes and withholdings, which represents (a) nine months of Dr. Levisetti’s base salary, plus (b) a prorated portion of his target 2025 annual bonus, based on the number of days that he is employed in 2025 through the Separation Date, such lump sum payable in the Company’s first regular payroll cycle that follows the effective date of the separation and release of claims agreement; and (ii) if Dr. Levisetti is eligible for and timely elects to continue receiving group health insurance coverage under COBRA, continued payment by the Company of the full premiums for such coverage commencing on the Separation Date and continuing until the earliest of (a) nine months following the Separation Date, (b) the date Dr. Levisetti obtains new employment that offers health and/or dental insurance that is reasonably comparable to that offered by the Company and (c) the date COBRA continuation coverage would otherwise terminate in accordance with the provisions of COBRA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Biopharma, Inc.

Date: November 20, 2025	By:	/s/ Usman Azam
Name: Usman Azam
Title: President and Chief Executive Officer